Exhibit 23 a(vi) under Form N-1A
                                     Exhibit 3(i) under Item 601/Reg. S-K

                          WORLD INVESTMENT SERIES, INC.

                              ARTICLES OF AMENDMENT

      WORLD INVESTMENT SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

      FIRST: The charter of the Corporation is amended to change the name of the Corporation by amending Article First of the Articles of Incorporation to read:

            FIRST:      The name of the corporation is Federated
                        World Investment Series, Inc.

      SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

      THIRD: These Articles of Amendment shall become effective immediately upon the filing of these Articles.


      IN WITNESS WHEREOF, WORLD INVESTMENT SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President, and witnessed by its Assistant
Secretary, as of January 18, 2000.

      The undersigned, J. Christopher Donahue, Executive Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

WITNESS:                            WORLD INVESTMENT SERIES, INC.

/S/ JAMES O. PERRY                  /S/ J. CHRISTOPHER DONAHUE
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James O. Perry, Esq.                J. Christopher Donahue
Assistant Secretary                 Executive Vice President